UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2015

Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On April 23, 2015, Medidata Solutions, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2015.  A copy of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, the Company separately announced that it has appointed Rouven Bergmann as the Company’s Chief Financial Officer. Mr. Bergmann is expected to assume his new role with the Company effective on or about May 18, 2015. The Company’s press release announcing Mr. Bergmann’s appointment is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Mr. Bergmann, age 42, has significant software business experience in corporate strategy, managing growth, risk and performance management, and financial planning and reporting. Prior to joining the Company, Mr. Bergmann worked in various leadership positions at SAP, most recently serving as Chief Financial Officer of SAP North America from March 2014 to April 2015.  Mr. Bergmann previously served as Chief Operating Officer for SAP’s global R&D organization (2012-2014), Chief Financial Officer for SAP’s technology, innovation and cloud division (2010-2012), Chief Financial Officer for SAP’s Business Objects division (2008-2010), Chief Financial Officer for SAP India (2007-2008) and head of SAP corporate financial planning & analysis (2005-2007).  Mr. Bergmann earned masters degrees in mechanical engineering and business administration from Technical University of Kaiserslautern in Germany and a PhD in economics and finance from the University of Munich in Germany.

Effective with his commencement of employment (the “Grant Date”), Mr. Bergmann will receive the following equity awards pursuant to the Company’s Amended and Restated 2009 Long-Term Incentive Plan:  (1) a grant of options with a value of $1,350,000 on the Grant Date, to vest over a four-year period, with 25% vesting on the first anniversary of the Grant Date and then 1/36 of the remainder per month for the following 36 months; and (2) a grant of shares of restricted stock of the Company having a value of $1,350,000 on the Grant Date, to vest annually over a four-year period, 25% on each of the first, second, third and fourth anniversaries of the Grant Date.  In addition, provided that Mr. Bergmann commences employment with the Company in May 2015, he will receive a $300,000 cash sign-on bonus and an additional grant of shares of restricted stock of the Company having a value of $400,000 on the Grant Date, to vest in full on September 30, 2015.

In addition, Mr. Bergmann and the Company will enter into a change in control agreement whose terms are substantially similar to the form of executive change in control agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed on July 8, 2014, which exhibit is incorporated herein by reference.

There are no understandings or arrangements between Mr. Bergmann and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer.  In addition, Mr. Bergmann has no material interest in any transaction or proposed transaction in which the Company is or is to be a party.  Mr. Bergmann has no family relationship with any director or executive officer of the Company.

Cory Douglas will resign his position as Chief Financial Officer of the Company upon effectiveness of Mr. Bergmann’s assumption of the position.  Mr. Douglas is expected to remain an employee of the Company through September 30, 2015 in an Executive Advisory role to assist in the transition of his duties.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

99.1       Press Release issued by Medidata Solutions, Inc. dated April 23, 2015 containing financial information for the quarter ended March 31, 2015, furnished herewith.

99. 2      Press release issued by Medidata Solutions, Inc. dated April 23, 2015 relating to the appointment of Rouven Bergmann as the Company’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: April 23, 2015
	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President---General Counsel and Secretary